Shelton Funds N-CSR

Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Stephen C. Rogers, President and Principal Executive Officer and Trevor Shippee, Treasurer and Chief Financial Officer, of the Shelton Funds (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the fiscal year ended August 31, 2025 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Stephen C. Rogers	By:	/s/ Trevor Shippee
	Stephen C. Rogers		Trevor Shippee
	President (Principal Executive Officer)		Treasurer (Principal Financial Officer)

Date:	November 7, 2025	Date:	November 7, 2025